Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of Fidelity Covington Trust: Fidelity High Dividend ETF, Fidelity Dividend ETF for Rising Rates, Fidelity Low Volatility Factor ETF, Fidelity Momentum Factor ETF, Fidelity Quality Factor ETF and Fidelity Value Factor ETF of our report dated September 18, 2018 relating to the financial statements and financial highlights included in the July 31, 2018 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Boston, Massachusetts November 23, 2018